EXHIBIT 99.2

DTE Energy®

# 2Q 2015

# Supplemental Information

Sales Analysis - 2Q 2015

Electric Sales - DTE Electric Service Area (GWh)				Electric Billings - DTE Electric Service Area (000s)

	2Q 2015	2Q 2014	% Change		2Q 2015	2Q 2014	% Change
Residential	3,324	3,452	(4)%	Residential	$465,662	$504,164	(8)%
Commercial	4,277	4,168	3%	Commercial	425,441	441,828	(4)%
Industrial	2,534	2,554	(1)%	Industrial	167,024	192,527	(13)%
Other	62	171	(64)%	Other	14,253	22,896	(38)%
	10,197	10,345	(1)%		$1,072,380	$1,161,415	(8)%
Choice	1,230	1,237	(1)%	Choice	13,584	23,079	(41)%
TOTAL SALES	11,427	11,582	(1)%	TOTAL BILLINGS	$1,085,964	$1,184,494	(8)%

Gas Sales - DTE Gas Service Area (MMcf)				Gas Billings - DTE Gas Service Area (000s)

	2Q 2015	2Q 2014	% Change		2Q 2015	2Q 2014	% Change
Residential	12,172	13,588	(10)%	Residential	$118,303	$127,152	(7)%
Commercial	2,909	3,199	(9)%	Commercial	26,279	28,046	(6)%
Industrial	70	145	(52)%	Industrial	521	1,028	(49)%
	15,151	16,932	(11)%		$145,103	$156,226	(7)%
End User Transportation*	34,875	31,523	11%	End User Transportation*	39,792	43,495	(9)%
TOTAL SALES	50,026	48,455	3%	TOTAL BILLINGS	$184,895	$199,721	(7)%
________________				________________
* Includes choice customers				* Includes choice customers

Weather

Cooling Degree Days				Heating Degree Days
DTE Electric service territory				DTE Gas service territory
	2Q 2015	2Q 2014	% Change		2Q 2015	2Q 2014	% Change
Actuals	230	240	(4)%	Actuals	699	780	(10)%
Normal	215	215	—%	Normal	780	774	1%
Deviation from normal	7%	12%		Deviation from normal	(10)%	1%

Earnings Impact of Weather
Variance from normal weather ($ millions, after-tax)
	2Q 2015	2Q 2014
DTE Electric	$(2)	$3
DTE Gas	(2)	1

Sales Analysis - YTD June 30, 2015

Electric Sales - DTE Electric Service Area (GWh)				Electric Billings - DTE Electric Service Area (000s)

	YTD 2015	YTD 2014	% Change		YTD 2015	YTD 2014	% Change
Residential	7,176	7,430	(3)%	Residential	$999,043	$1,078,837	(7)%
Commercial	8,438	8,216	3%	Commercial	832,460	865,403	(4)%
Industrial	4,998	5,055	(1)%	Industrial	334,456	391,554	(15)%
Other	147	376	(61)%	Other	28,686	45,756	(37)%
	20,759	21,077	(2)%		$2,194,645	$2,381,550	(8)%
Choice	2,486	2,504	(1)%	Choice	27,330	46,498	(41)%
TOTAL SALES	23,245	23,581	(1)%	TOTAL BILLINGS	$2,221,975	$2,428,048	(8)%

Gas Sales - DTE Gas Service Area (MMcf)				Gas Billings - DTE Gas Service Area (000s)

	YTD 2015	YTD 2014	% Change		YTD 2015	YTD 2014	% Change
Residential	65,900	69,017	(5)%	Residential	$541,259	$565,162	(4)%
Commercial	16,476	16,450	—%	Commercial	130,072	130,747	(1)%
Industrial	339	620	(45)%	Industrial	2,676	7,089	(62)%
	82,715	86,087	(4)%		$674,007	$702,998	(4)%
End User Transportation*	96,709	93,986	3%	End User Transportation*	129,175	140,156	(8)%
TOTAL SALES	179,424	180,073	0%	TOTAL BILLINGS	$803,182	$843,154	(5)%
________________				________________
* Includes choice customers				* Includes choice customers

Weather

Cooling Degree Days				Heating Degree Days
DTE Electric service territory				DTE Gas service territory
	YTD 2015	YTD 2014	% Change		YTD 2015	YTD 2014	% Change
Actuals	230	240	(4)%	Actuals	4,490	4,757	(6)%
Normal	215	215	—%	Normal	4,004	3,949	1%
Deviation from normal	7%	12%		Deviation from normal	12%	20%

Earnings Impact of Weather
Variance from normal weather ($ millions, after-tax)
	YTD 2015	YTD 2014
DTE Electric	$8	$16
DTE Gas	18	32

DTE Electric Weather Normal Sales* Analysis - YTD
June 30, 2015

Weather Normal Electric Sales - DTE Electric Service Area (GWh)

	YTD 2015	YTD 2014	% Change
Residential	7,097	7,176	(1)%
Commercial	8,342	8,133	3%
Industrial	4,999	5,053	(1)%
Other	147	377	(61)%
	20,585	20,739	(1)%
Choice	2,469	2,489	(1)%
TOTAL SALES	23,054	23,228	(1)%

Weather Normal Electric Sales - DTE Electric Service Area (Includes Electric Choice) (GWh)

	YTD 2015	YTD 2014	% Change
Residential	7,097	7,176	(1)%
Commercial	9,813	9,618	2%
Industrial	5,997	6,057	(1)%
Other	147	377	(61)%
TOTAL SALES	23,054	23,228	(1)%

* Includes adjustments for temperature normalization and customer outages due to weather